Exhibit 77Q1(e)

INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT is made by and between
 AELTUS INVESTMENT MANAGEMENT, INC. a
 Connecticut corporation (the "Adviser")
 and AETNA GET FUND, a Massachusetts business trust
 (the "Fund"), on behalf of its Series C (the "Series")
, with respect to the following recital of facts:

R E C I T A L

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the
 "1940 Act"); and

WHEREAS, the Fund has established the Series; and

WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers
 Act of 1940 (the "Advisers Act"), and is in the business of acting as an investment adviser; and

WHEREAS, the Fund, on behalf of the Series, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Series on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties agree as follows:


I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Trustees (the "Board"), the Fund, on behalf of the Series, hereby appoints the Adviser to serve as the investment adviser to the Series, to provide the investment advisory services set forth below in
 Section II.  The Adviser agrees that, except as
 required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the act for or represent the Series in any way.


II.	DUTIES OF THE ADVISER

In carrying out the terms of this Agreement, the Adviser shall do the following:

	1.	supervise all aspects of the operations of
 the Series;

	2.	select the securities to be purchased, sold
 or exchanged by the Series or otherwise
 represented in the Series' investment portfolio, place trades for all such securities and regularly report thereon to the Board;

	3.	formulate and implement continuing programs
 for the purchase and sale of securities and regularly report thereon to the Board;

	4.	obtain and evaluate pertinent information
 about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

	5.	provide economic research and securities
 analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

	6.	obtain the services of, contract with,
 and provide instructions to custodians
 and/or subcustodians of the Series' securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement; and

	7.	take any other actions which appear to
 the Adviser and the Board necessary to carry into effect the purposes of this Agreement.


III.	REPRESENTATIONS AND WARRANTIES

	A.	Representations and Warranties of the Adviser

	Adviser hereby represents and warrants to the Fund as follows:

		1.	Due Incorporation and Organization.  The
 Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

		2.	Registration.  The Adviser is registered as an
 investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.

		3.	Best Efforts.  The Adviser at all times
 shall provide its best judgment and effort to the Series in carrying out its obligations hereunder.

	B.	Representations and Warranties of the Series
 and the Fund

	The Fund, on behalf of the Series, hereby represents and warrants to the Adviser as follows:

		1.	Due Incorporation and Organization.  The
 Fund has been duly incorporated under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.

		2.	Registration.  The Fund is registered as
 an investment company with the Commission under the 1940 Act and shares of the Series are research services pro and is paid in compliance with Section 28(e).
  This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Series to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.


VI.	CONTROL BY THE BOARD

Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Series pursuant thereto, shall at all times be subject to any directives of the Board.


VII.	COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

	1.	all applicable provisions of the 1940 Act;

	2.	the provisi
	B.	Selection of Broker-Dealers

	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the
 Adviser and/or the other accounts over
 which the Adviser or its affiliates
 exercise investment discretion.  The
 Adviser may also select brokers or dealers to effect transactions for the Series that provide payment for expenses of the Series.
  The Adviser is auter who provides such
 brokerage or research services or expenses, and that has provided assistance in the distribution of shares of the Series to the extent permitted by law, a commission for executing a portfolio transaction for the Series that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or res research services pro
ng month shall be made as promptly as possible.



IX.	EXPENSES

The expenses in connection with the management of the Series shall be allocated between the Series and the Adviser as follows:


	A.	Expenses of the Adviser

	The Adviser shall pay:

		1.	the salaries, employment benefits and
 other related costs and expenses of those of its personnel engaged in providing investment advice to the Series, including without limitation, office space, office equipment, telephone and postage costs; and

		2.	all fees and expenses of all trustees,
 officers and employees, if any, of the
 Fund who are employees of the Adviser,
 including any salaries and employment
 benefits payable to those persons.

	B.	Expenses of the Series

	The Series shall pay:

		1.	investment advisory fees pursuant to
 this Agreement;

		2.	brokers' commissions, issue and transfer
 taxes or other transaction fees payable in connection with any transactions in the securities in the Series' investment portfolio or other investment transactions incurred in managing the Series' assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;

		3.	fees and expenses of the Series'
 independent accountants and legal counsel and the independent Trustees' legal counsel;

		4.	fees and expenses of any administrator,
transfer agent, custodian, dividend,
 accounting, pricing or disbursing agent of the Series;

		5.	interest and taxes;

		6.	fees and expenses of any membership
 in the Investment Company Institute or
 any similar organization in which the
 Board deems it advisable for the Fund
 to maintain membership;

		7.	insurance premiums on property or
 personnel (including officers and
 trustees) of the Fund;

		8.	all fees and expenses of the
 Company's trustees, who are not
 "interested persons" (as defined
 in the 1940 Act) of the Fund or
 the Adviser;

		9.	expenses of preparing, printing
 and distributing proxies, proxy
 statements, prospectuses and reports
 to shareholders of the Series, except
 for those expenses paid by third
 parties in connection with the
 distribution of Series shares and
 all costs and expenses of
 shareholders' meetings;

		10.	all expenses incident to the
 payment of any dividend, distribution,
 withdrawal or redemption, whether in
 shares of the Series or in cash;

		11.	costs and expenses (other than
 those detailed in paragraph 9 above)
 of promoting the sale of shares in
 the Series, including preparing
 prospectuses and reports to
 shareholders of the Series, provided,
 nothing in this Agreement shall
 prevent the charging of such costs
 to third parties involved in the
 distribution and sale of Series
 shares;

		12.	fees payable by the Series to
 the Commission or to any state
 securities regulator or other
 regulatory authority for the
 registration of shares of the Series
 in any state or territory of the
 United States or of the District
 of Columbia;

		13.	all costs attributable to
 investor services, administering
 shareholder accounts and handling
 shareholder relations, (including,
 witging add
se or redemption of shares; or otherwise providing services to shareholders of the Series; and (c) such other administrative services as may be furnished from time to time by the Adviser to the Fund or the Series at the request of the Board.


XI.	NONEXCLUSIVITY

The services of the Adviser to the Series are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of tted by law; and that the officers and
 directors of the Adviser are not
 prohibited from engaging in any other
 business activity or from rendering
 services to any other person, or from
 serving as partners, officend its
 shareholders.  Payment or
 assumption by the Adviser of any
 Series expense that the Adviser
 is not otherwise required to pay
 or assume under this Agreement
 shall not relieve the Adviser of
 any of its obligations to the Series
 nor obligate the Adviser to pay or
 assume any similar Series expense on
 any subsequent occasions.  Such
 services may include, but are not
 limited to, (a) the services of a
 principal financial officer of the
 Fund (including applicable office
 space, facilities and equipment)
 whoseining the financial accounts
 and books and records of the Fund
 and the Series and the services
 (including applicable office space,
 facilities and equipment) of any of
 the personnel operating under the
 direction of such principal financial
 officer; (b) the services of staff
 to respond to shareholder inquiries
 concerning the status of their
 accounts, providing assistance to
 shareholders in exchanges among
 the investment companies managed
 or advised by the Adviser, changing
 account designations or changing

ging add
e of a majority of the Series'
 outstanding voting securities
 (as defined in Section 2(a)(42)
 of the 1940 Act), or by the Adviser,
 on sixty (60) days' written notice to
 the other party.  The notice provided
 for herein may be waived by the party
 required to be notified.  This
 Agreement shall automatically terminate
 in the event of its "assignment."


XV.	LIABILITY

The Adviser shall be liable to the Fund
 and shall indemnify the Fund for any
 losses incurred by the Fund, whether in
 the purchase, holding or sale of any
 security or otherwise, to the extent
 that such losses resulted from an act
 or omission on the part of the Adviser
 or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser her


XVI.	NOTICES

Any notices under this Agreement shall
 be in writing, addressed and delivered
, mailed postage paid, or sent by other
 delivery service, or by facsimile
 transmission to each party at such
 address as each party may designate
 for the receipt of notice.  Until
 further notice, such addresses shall
 be:

	if to the Fund, on behalf of the Series:

	151 Farmington Avenue
	Hartford, Connecticut  06156
	Fax number 860/273-8340

	if to the Adviser:

	242 Trumbull Street
	Hartford, Connecticut  06103-1205
	Fax number 860/275-4440


XVII.  QUESTIONS OF INTERPRETATION

This Agreement shall be governed by
 the laws of the State of Connecticut.
  Any question of interpretation of any
 term or provision of this Agreement
 having a counterpart in or otherwise
 derived from a term or provision of
 the 1940 Act shall be resolved by
 reference to such term or provision
 of the 1940 Act and to interpretations
 thereof, if any, by the United States
 courts or, in the absence of any
 controlling decision of any such court,
 by rules or orders of the Commission
 issued pursuant to the 1940 Act,
nterpretive positions taken by the
 Commission staff.  In addition, where
 the effect of a requirement of the 1940
 Act reflected in the provisions of this
 Agreement is revised by rule or order
 of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.


XVIII.  SERVICE MARK

The service mark of the Fund and the Series and the name "Aetna" have been adopted by the Fund with the permission of Aetna Services, Inc. (formerly known as
 Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna
 Services, Inc. should not be the
 investment adviser of the Series.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 25th day of March, 1998.


	Aeltus Investment Management, Inc.

Attest : /s/Susan Harinstein		By: /s/John Y. Kim
Name: Susan Harinstein		Name: John Y. Kim
Title: Assistant Secretary		Title: President



		Aetna GET Fund,
		on behalf of its Series C



Attest: /s/DeAnn S. Anastasio		By: /s/J. Scott Fox
Name: DeAnn S. Anastasio		Name: J. Scott Fox
Title: Assistant Secretary			Title: President

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